Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 4, 2005, accompany the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of USANA Health Sciences, Inc. on Form 10-K for the year ended January 1, 2005.  We hereby consent to the incorporation by reference of said reports in the Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Salt Lake City, Utah
September 1, 2005